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THURSDAY MAY 10, 7:02 AM EASTERN TIME

PRESS RELEASE

SALTON, INC. REPORTS THIRD QUARTER RESULTS

MT. PROSPECT, Ill.--(BUSINESS WIRE)--May 10, 2001--Salton, Inc.
(NYSE: SFP-news), today reported its fiscal 2001 third quarter results for the period ended March 31, 2001.

For the quarter, net sales were $153.6 million, compared to $172.1 million in the same period last year. Operating income was $23.8 million, compared to $31.7 million in the year ago comparable quarter. Net income was $9.5 million, or $0.60 per diluted share, compared to $15.0 million, or $0.95 per diluted share in the prior year's period.

For the nine months ended March 31, 2001, net sales were $623.0 million, compared to $661.2 million in the same period last year. Operating income was $120.2 million, compared to $145.4 million in the year ago comparable period. Net income was $57.6 million, or $3.55 per diluted share, compared to $76.5 million, or $4.93 per diluted share in the prior year's period.

Leonhard Dreimann, Chief Executive Officer of Salton, commented, "As we announced in February and reiterated in March, we continued to experience the effects of a soft retail market in the third quarter. We continue to take steps to enact strategies that will assist in future growth including our strategy of continued product introductions, which include our Toastmaster(R) Ultra-Vection(TM) ovens, George Foreman(TM) Outdoor Grills and Ultrasonex(TM) line of toothbrushes and accessories, each of which began to ship by late March. In addition to continued product introductions, we enacted our strategy of pursuing growth opportunities internationally, which has resulted in our announced all-cash tender offer to acquire all of the outstanding common shares of Pifco Holdings PLC. This acquisition will allow us to cross-sell products under each Company's brand names and accelerate the marketing of certain of our brands, including our George Foreman(TM) line of products, in Europe."

Mr. Dreimann concluded, "We expect this current market to continue in the near term and accordingly believe our fourth fiscal quarter will be as challenging as has been the third quarter. Our customers have expressed guarded optimism for the fall selling season. We share that optimism and believe that our strong product pipeline and international growth strategy will help accelerate the inevitable turnaround at the retail level."

Conference Call

A conference call discussing second quarter results will be held today, May 10, 2001, at 10:00 A.M. EST. Investors can access the conference call via a live webcast on the Company's website at www.saltoninc.com. A replay of the call will be maintained on the www.saltoninc.com website.

About Salton, Inc.
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Salton, Inc. is a leading domestic designer, marketer and distributor of a broad range of branded, high quality small appliances under well-recognized brand names such as Salton(R), George Foreman(TM), Toastmaster(R), Breadman(R), Juiceman(R), Juicelady(R), White-Westinghouse(R), Farberware(R), Melitta(R), Welbilt(R) and Aircore(R). Salton also designs and markets tabletop products, time products, lighting products and personal care and wellness products under brand names as Block China(R), Atlantis(R) Crystal, Sasaki(R), Calvin Klein(R), Ingraham(R), Timex(R), Stiffel(R), Ultrasonex(TM) and Relaxor(R).

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the Company's relationship and contractual arrangements with key customers, suppliers and licensors; the risks relating to pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of the Company's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; the Company's degree of leverage; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission Filings.

                                  SALTON, INC.
                            STATEMENTS OF OPERATIONS
                                   Unaudited
                   (Dollars in Thousands, Except Share Date)


                                13 Weeks Ended             39 Weeks Ended
                           -------------------------   -------------------------
                                  (unaudited)                 (unaudited)
                             3/31/01       3/25/00       3/31/01       3/25/01
                           -------------------------   -------------------------

Net sales                  $   153,558   $   172,100   $   623,001   $   661,207
Cost of goods sold              84,478        94,970       352,362       372,215
Distribution expenses           11,877         9,299        36,315        26,330
                           -----------------------------------------------------
Gross profit                    57,203        67,831       234,324       262,662
Selling, general and
  Administrative expenses       33,447        36,110       114,166       117,284
                           -----------------------------------------------------
Operating income                23,756        31,721       120,158       145,378
Interest expense                 8,582         7,644        28,054        22,365
                           -----------------------------------------------------
Income before income
  taxes                         15,174        24,077        92,104       123,013
Income taxes                     5,689         9,030        34,539        46,509
                           -----------------------------------------------------
Net income                 $     9,485   $    15,047   $    57,565   $    76,504
                           =====================================================

Weighted average common
  shares outstanding        11,739,652    11,310,811    11,817,384    11,176,805

Weighted average common
  and common equivalent
  shares outstanding        15,829,642    15,783,321    16,200,873    15,524,447

Net income per common
  share: Basic                   $0.81         $1.33         $4.87         $6.84
Net income per common
  share: Diluted                 $0.60         $0.95         $3.55         $4.93

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                                  SALTON, INC.
                          CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                  (unaudited)

                                                  2001       2000
                                               ---------------------

Current Assets:
  Cash                                         $  12,496   $   7,606
  Accounts receivable, net of allowances         163,191     129,850
  Inventories                                    205,256     219,230
  Prepaid expenses and other current assets       11,761      10,146
  Prepaid income taxes                             3,462           -
  Deferred tax assets                              3,713       3,713
                                               ---------------------
      Total current assets                       399,879     370,545

Net Property, Plant and Equipment                 34,216      34,643
Patents and Trademarks, net of accum amort       130,375     127,074
Intangibles, net and Other Non-current Assets     49,492      32,014
                                               ---------------------
TOTAL ASSETS                                   $ 613,962   $ 564,276
                                               =====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                             $  27,658   $  35,113
  Accrued expenses                                32,218      21,028
  Income taxes payable                                 -       4,578
  Revolving line of credit and other
    current debt                                  94,483     112,155
                                               ---------------------
      Total current liabilities                  154,359     172,874

Non-current Deferred Tax Liability                   407       2,529
Long-term Debt                                   225,878     215,065
                                               ---------------------
      Total liabilities                          380,644     390,468

Stockholders' Equity:
      Total stockholders' equity                 233,318     173,808
                                               ---------------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                       $ 613,962   $ 564,276
                                               =====================